Exhibit 99.1

CHOICE HOTELS INTERNATIONAL REAFFIRMS 2023 FINANCIAL OUTLOOK AND PROJECTS CONTINUED GROWTH IN 2024, POSITIONING THE COMPANY FOR LONG-TERM SUCCESS

ROCKVILLE, Md., July 11, 2023 – Choice Hotels International, Inc. (NYSE: CHH), one of the world’s largest lodging franchisors, today provided an update on its business, including the rapid integration of the Radisson Hotels Americas portfolio into its world-class franchisee success system.

Key updates include:

Distinct Growth Strategy Strengthens Choice Hotels’ Competitive Position

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The company continues to successfully execute its strategy of expanding the reach of its franchise business in more revenue intense segments in 2023, with new hotels added within a brand generating, on a comparable basis, an average of 20% higher royalty revenue than hotels exiting the brand.

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In 2024, the company expects to generate more than 10% adjusted EBITDA growth at the midpoint, year-over-year, driven by approximately $20 million in incremental contribution from Radisson Hotels Americas as well as organic growth in more revenue intense segments and markets, strong effective royalty rate growth, and other factors.

Strong Openings Momentum

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The company executed an average of more than four hotel openings per week, for a total of 107 hotel openings year-to-date through June 30, 2023, a 39% increase compared to the same period of 2022. This growth was driven by an increase in conversion hotel openings of 45% and a 24% increase in new construction hotel openings.

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For the first half of 2023, the company grew hotel openings across all segments, year-over-year, increasing openings in the upscale segment by 83%, the midscale segment by 42%, the extended stay segment by 50%, and the economy segment by 11%.

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During the month of May, the company executed the highest number of hotel openings within the extended stay segment since 2020, including a record number of hotels opened for the WoodSpring Suites brand in a single month. The company remains optimistic about extended stay franchise business growth and expects the number of its extended stay units to increase at an average annual growth rate of more than 15% over the next five years.

Radisson Hotels Americas Integration Delivers Meaningful Synergies Ahead of Schedule, with More Opportunities on the Horizon

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Due to the company’s integration expertise and its strategic investments in state-of-the-art technologies, Choice Hotels has achieved approximately $80 million of annual recurring synergies, exceeding the company’s original synergy target. The company anticipates unlocking additional cost and revenue opportunities for future synergies.

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Choice Hotels, its guests, and its franchisees across the entire portfolio of brands are already reaping substantial benefits from the integration. The company is ahead of its schedule to complete key integration milestones, including onboarding the nearly 600 Radisson Americas hotels onto its world-class reservation delivery engine and merging the two award-winning loyalty programs by the end of the third quarter – within just a year of the acquisition. Complete integration by the end of 2023 is expected to help further drive the Radisson Hotels Americas franchisees’ topline performance and profitability.

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The company drove a turnaround of Radisson Hotels Americas’ results in 2022 and remains ahead of schedule in delivering expected Radisson Hotels Americas adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) contribution of over $60 million in 2023, which is expected to grow to over $80 million in 2024.

Strong Share Repurchase Activity

During the six months ended June 30, 2023, the company repurchased approximately 1.8 million shares of common stock for over $220 million under its stock repurchase program. As of June 30, 2023, the company had 2.8 million shares of common stock remaining under the current share repurchase authorization.

Outlook

The company is reaffirming its previously provided financial guidance for full-year 2023.

The outlook information provided below is inclusive of the Radisson Hotels Americas acquisition and includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The adjusted numbers in the company’s outlook below exclude the net surplus or deficit generated from reimbursable revenue from franchised and managed properties, due diligence and transition costs, and other items:

	Full-Year 2023	Prior Outlook
Net Income	$255 – $265 million	$255 – $265 million
Adjusted Net Income	$292 – $302 million	$292 – $302 million
Adjusted EBITDA	$525 – $540 million	$525 – $540 million
Adjusted Diluted EPS	$5.70 – $5.90	$5.70 – $5.90
Effective Income Tax Rate	24%	24%

In 2024, the company expects to generate more than 10% adjusted EBITDA growth at the midpoint, year-over-year, driven by approximately $20 million in incremental contribution from Radisson Hotels Americas as well as organic growth in more revenue intense segments and markets, strong effective royalty rate growth, and other factors.

About Choice Hotels®

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world. A challenger in the upscale segment and a leader in midscale and extended stay, Choice® has more than 7,400 hotels, representing over 625,000 rooms, in 45 countries and territories. A diverse portfolio of 22 brands that run the gamut from full-service upper upscale properties to midscale, extended stay and economy enables Choice® to meet travelers’ needs in more places and for more occasions while driving more value for franchise owners and shareholders. The award-winning Choice Privileges® loyalty program and co-brand credit card options provide members with a fast and easy way to earn reward nights and personalized perks. For more information, visit www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company’s revenue, expenses, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, RevPAR, the company’s ability to benefit from any rebound in travel demand, and the company’s liquidity, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions, including access to liquidity and capital; the company’s ability to successfully integrate Radisson Hotels Americas’ employees and operations; the ability to realize the anticipated benefits and synergies of the acquisition of Radisson Hotels Americas as rapidly or to the extent anticipated; the resurgence or worsening of the COVID-19 pandemic, including with respect to new strains or variants, and the related impact on the global hospitality industry, particularly but not exclusively the U.S. travel market; changes in consumer demand and confidence, including the potential for long-term adverse changes in consumer sentiment with respect to travel as a result of the pandemic; the timing and amount of future dividends and share repurchases; future domestic or global outbreaks of epidemics, pandemics or contagious diseases or fear of such outbreaks; changes in law and regulation applicable to the travel, lodging or franchising industries, including with respect to the status of the relationship with employees of our franchisees; foreign currency fluctuations; impairments or declines in the value of the company’s assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; the commercial acceptance of our Software-as-a-Service technology solutions division’s products and services; our ability to grow our franchise system; exposure to risks related to our hotel development, financing and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; the impact of inflation; cyber security and data breach risks; climate change and sustainability related concerns; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations, especially in areas that continue to be affected by the COVID-19 pandemic; labor shortages; the outcome of litigation; and our ability to effectively manage our indebtedness, and secure our indebtedness, including additional indebtedness incurred as a result of the acquisition of Radisson Hotels Americas. These and other risk factors are discussed in detail in the company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and, as applicable, our Quarter Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measurements and Other Definitions

The company evaluates its operations utilizing the performance metrics of adjusted EBITDA, adjusted net income, and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibit 1, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income or EPS. The company’s calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, acquisition related due diligence, transition and transaction costs, and gains/losses on sale/disposal and impairment of assets primarily related to hotel ownership and development activities to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Contacts

Scott Oaksmith, Senior Vice President, Deputy Chief Financial Officer

Allie Summers, Senior Director, Investor Relations

IR@choicehotels.com

© 2023 Choice Hotels International, Inc. All Rights Reserved

Exhibit 1

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION - 2023 OUTLOOK

(UNAUDITED)

Guidance represents the midpoint of the company’s range of estimated outcomes for the year ended December 31, 2023

ADJUSTED EBITDA FULL YEAR FORECAST

(dollar amounts in thousands)

Midpoint 2023 Guidance
Net income	$261,700
Income tax expense	82,700
Interest expense	66,900
Interest income	(5,600)
Other gain	(1,300)
Equity in operating net gain of affiliates	(800)
Depreciation and amortization	50,900
Mark to market adjustments on non-qualified retirement plan investments	1,800
Operational restructuring, due diligence and transition costs	39,600
Share-based compensation	18,000
Franchise agreement acquisition costs amortization	10,800
Net reimbursable deficit from franchised and managed properties	7,800

Adjusted EBITDA	$532,500

ADJUSTED NET INCOME & DILUTED EARNINGS PER SHARE (EPS) FULL YEAR FORECAST (dollar amounts in thousands, except per share amounts)

Midpoint 2023 Guidance
Net income	$261,700
Adjustments:
Operational restructuring, due diligence and transition costs	29,400
Net reimbursable deficit from franchised and managed properties	5,900

Adjusted Net Income	$297,000

Diluted Earnings Per Share	$5.10
Adjustments:
Operational restructuring, due diligence and transition costs	0.58
Net reimbursable deficit from franchised and managed properties	0.12

Adjusted Diluted Earnings Per Share (EPS)	$5.80